RIDER# 7

This rider, effective 12:01 am February 17, 2010 forms a part of bond number 01-646-21-02 issued to INFINITY CAPITAL GROUP INC

by National Union Fire Insurance Company of Pittsburgh, Pa.

AMEND DECLARATIONS RIDER

DECLARATIONS **Bond Number: 01-646-2102**

1 . The attached bond is amended by replacing that Item(s) on the Declarations Page corresponding to the Item(s) indicated below.

Item 1. Name of Insured **(herein called Insured): Infinity Capital Group, Inc.**

Principal Address: **80 Broad Street, 5th Floor**
New York, NY 10004

Item 2. Bond Period: from 12:01 a.m. on **May 18, 2009** to 12:01 a.m. on **May 18, 2010**

Item 3. The Aggregate Liability of the Underwriter during the Bond Period shall be **$100,000**

Item 4. Subject to Sections 4 and 11 hereof,
the Single Loss Limit of Liability is **$100,000**
and the Single Loss Deductible is **$5,000**

Provided, however, that if any amounts are inserted below opposite specified Insuring Agreements or Coverage, those amounts shall be controlling. Any amount set forth below shall be a part of and not in addition to amounts set forth above.

Amount applicable to:	Single Loss Limit of Liability	Single Loss Deductible
Basic Bond Coverage	**$100,000**	**$5,000**
Insuring Agreement (D)-FORGERY/ALTERATION	**$100,000**	**$5,000**
Insuring Agreement (E)-SECURITIES	**$100,000**	**$5,000**
Optional Insuring Agreements and Coverages:		
Computer Systems	**$100,000**	**$5,000**

If "Not Covered" is inserted above opposite any specified Insuring Agreement or Coverage, such Insuring Agreement or Coverage and any other reference thereto in this bond shall be deemed to be deleted therefrom.

Item 5. The liability of the Underwriter is subject to the terms of the following attachements hereto:

Riders # 1,2,3,4,5,6

RIDER# 7 **(Continued)**

This rider, effective *12:01 am* *February 17, 2010* forms a part of
bond number *01-646-21-02*
issued to *INFINITY CAPITAL GROUP INC*

by *National Union Fire Insurance Company of Pittsburgh, Pa.*

Item 6. Insureds Offices Covered - All offices in the United States of America and Canada and any other offices listed below:

Item 7. The Insured by acceptance of this rider will change the above policy to .

2. This rider applies to loss sustained at any time but discovered after 12:01 a.m. on **February 17, 2010** standard time as specified in the attached bond.

AUTHORIZED REPRESENTATIVE